EXHIBIT 10.29
Odyssey Re Holdings Corp.
     This Supplemental Indenture, dated as of July 21, 2010 (the “Supplemental Indenture”), is by and between Odyssey Re Holdings Corp., a Delaware corporation (the “Company”), and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) under the Indenture, as defined below.
W I T N E S S E T H:
     Whereas, the Company has heretofore executed and delivered to the Trustee the Indenture, dated as of October 31, 2003 (the “Indenture”), providing for the issuance from time to time of its senior debt securities (the “Securities”);
     Whereas, Section 902 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, subject to certain conditions contained therein;
     Whereas, pursuant to a Consent Solicitation Statement, dated July 7, 2010 (as amended or supplemented, the “Consent Solicitation Statement”), and the related Consent Form (as such term is defined in the Consent Solicitation Statement and, together with the Consent Solicitation Statement, the “Consent Solicitation”), the Company solicited the holders of the Securities for approval to amend and modify Section 703 of the Indenture (the “Proposed Amendment”);
     Whereas, the holders of at least a majority in principal amount of all Outstanding Securities as of the Record Date (as such term is defined in the Consent Solicitation Statement) have tendered Consents (as such term is defined in the Consent Solicitation Statement) to the Company pursuant to the terms of the Consent Solicitation and approved the Proposed Amendment as described in this Supplemental Indenture;
     Whereas, pursuant to Section 902 of the Indenture, the Company desires to execute and deliver this Supplemental Indenture, has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture, and in accordance with Section 102 and Section 903 of the Indenture, has delivered an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent have been complied with; and
     Whereas, all requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms, including its execution and delivery, have been duly authorized in all respects.

     Now Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee agree as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Amendment to the Indenture. The Indenture is hereby amended as follows:
     Section 703 of the Indenture is hereby deleted in its entirety and replaced with the following:
     “Section 703. Reports By Company. So long as any Securities are outstanding, the Company will furnish to the Trustee and post on its website (which website may be non-public, in which case the Company will provide access to such website to any Holder of Securities, any beneficial owner of Securities or any prospective investor, securities analyst or market maker in the Securities), (1) statutory quarterly financial statements and audited statutory year-end financial statements as filed with applicable state insurance regulators and (2) quarterly and year-end financial information extracted from the segment information in respect of the Company that Fairfax Financial Holdings Limited (“Fairfax”) makes publicly available in Fairfax’s quarterly and annual financial statements (which financial information shall be similar in scope and format to the segment information in respect of the Company that Fairfax included in its financial statements for the year ended December 31, 2009 and for the quarter ended March 31, 2010), including, on a quarterly basis, if not otherwise provided, the components of changes in shareholders’ equity (including dividends paid to Fairfax) and a balance sheet in the format of the aforementioned year-end segment information.
     The information referred to above in this Section 703 shall be required to be so provided to the Trustee and posted on the Company’s website: in the case of (1), within 60 days of the end of each of the Company’s first three fiscal quarters and within 120 days of the Company’s fiscal year-end; and in the case of (2), within 5 Business Days of the public release by Fairfax of such quarterly and annual financial statements.
     Notwithstanding the foregoing, if the Company is required to file reports with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, then in lieu of providing the information referred to above in this Section 703 to the Trustee and posting such information on its website, the Company may file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
     Delivery of such information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).”
     3. Receipt by Trustee. In accordance with Section 902 of the Indenture, the Trustee acknowledges that it has received a Board Resolution authorizing the execution of this Supplemental Indenture by the Company, and copies of Consents tendered by the holders of at least a majority in principal amount of all Outstanding Securities as of the Record Date. In addition, in accordance with Section 102 and Section 903 of the Indenture, the Trustee acknowledges that it has received an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and that all conditions precedent have been complied with.
     4. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     6. Condition to Operative Effect. Section 2 of this Supplemental Indenture shall not become operative until the making of the Consent Payment (as such term is defined in the Consent Solicitation) on the Effective Date (as such term is defined in the Consent Solicitation). The Company shall provide written notice to the Trustee promptly following the making of the Consent Payment.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of the Consent Solicitation Statement, the Consent Solicitation, the Consents, this Supplemental Indenture or for or in respect of the recitals contained herein or therein, all of which recitals are made solely by the Company.
     10. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Odyssey Re Holdings Corp.
By:	/s/ Peter H. Lovell
	Name:	Peter H. Lovell
	Title:	Senior Vice President

The Bank of New York Mellon, as Trustee
By:	/s/ Timothy W. Casey
	Name:	Timothy W. Casey
	Title:	Senior Associate